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                                                                    Exhibit 23.2



                    [Coopers & Lybrand, L.L.P. Letterhead]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Chesapeake Utilities Corporation on Form S-8 covering 250,000 shares of Chesapeake Utilities Corporation Common Stock (par value $.4867 per share) of our report, dated February 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Chesapeake Utilities Corporation as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report, financial statements and financial statement schedule are incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31,1994.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                    /s/ Coopers & Lybrand, L.L.P.
                                    COOPERS & LYBRAND, L.L.P.



Baltimore, Maryland
February 23, 1996

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